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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                           NUVEEN SENIOR INCOME FUND
                           -------------------------
            (Exact Name of Registrant as Specified in Its Charter)

               MASSACHUSETTS                           36-4316644
          (State of Incorporation                    (IRS Employer
             or Organization)                      Identification No)

                             333 West Wacker Drive
                            Chicago, Illinois 60606
                   (Address of Principal Executive Offices)

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      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-86619.

     Securities to be registered pursuant to Section 12(b) of the Act:

         Title Of Each Class                Name Of Each Exchange On Which
         To Be So Registered                Each Class Is To Be Registered
         -------------------                ------------------------------
     Share of beneficial interest           New York Stock Exchange, Inc.
       $.01 par value per share

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                  -------------------------------------------
                               (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.
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     The shares (the "Shares") to be registered hereunder are shares of beneficial interest, $.01 par value per share of Nuveen Senior Income Fund (the "Registrant"). A description of the Shares is contained under the heading "Description of Capital Structure" in the prospectus included in the Registrant's registration statement on Form N-2 filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on September 7, 1999 (Registration Nos. 333-86619 and 811-09571, respectively), which description is incorporated herein by reference.

Item 2. Exhibits.
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     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.


                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 17, 1999


                                                 NUVEEN SENIOR INCOME FUND


                                                 By: /s/ Gifford R. Zimmerman
                                                    ----------------------------
                                                         Gifford R. Zimmerman
                                                         Vice President and
                                                         Secretary

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